LOGO	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
LIBERTY MEDIA CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by LIBERTY MEDIA CORPORATION in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LIBERTY MEDIA CORPORATION, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIBERTY MEDIA CORPORATION

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3, 4 AND 5.
Vote on Directors
1.	ELECTION OF DIRECTORS Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
01)	Mr. Donne F. Fisher
02)	Mr. Gregory B. Maffei	☐	☐	☐
03)	Mr. M. LaVoy Robinson
Vote on Proposals					For	Against	Abstain
2.
	Proposal to redeem a portion of the outstanding shares of Series A Liberty Entertainment common stock and Series B Liberty Entertainment common stock for all of the outstanding shares of Liberty Entertainment, Inc.				☐	☐	☐
3.
	Proposal to approve the amendment and restatement of Liberty Media Corporation's Restated Certificate of Incorporation to change the name of the "Entertainment Group" to the "Starz Group" and the "Liberty Entertainment common stock" to the "Liberty Starz common stock" and make other conforming changes.				☐	☐	☐
4.
	Proposal to authorize Liberty Media Corporation's board of directors to effect a reverse stock split of the outstanding shares of Series A and Series B Liberty Capital common stock at a ratio of 1-for-3, and to authorize Liberty Media Corporation's board of directors to effect a reverse stock split of the outstanding shares of Series A and Series B Liberty Interactive common stock at a ratio of 1-for-5.				☐	☐	☐
5.	Proposal to ratify the selection of KPMG LLP as Liberty Media Corporation's independent auditors for the fiscal year ending December 31, 2009.				☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4, and 5. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐
Please indicate if you plan to attend this meeting.		☐ Yes	☐ No
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
Signature	Date			Signature (Joint Owners)	Date

LIBERTY MEDIA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2009

        The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock, Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock, Series A Liberty Entertainment Common Stock or Series B Liberty Entertainment Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at 9:00 a.m., Mountain Daylight Time on June 8, at the (Location), and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE